Exhibit 10.6

FORM OF

CONCENTRA GROUP HOLDINGS PARENT, INC.

LONG-TERM INCENTIVE PLAN

CONCENTRA GROUP HOLDINGS PARENT, INC.

2024 EQUITY INCENTIVE PLAN

Section 1.         Purpose of the Plan.

The purpose of the Concentra Group Holdings Parent, Inc. 2024 Equity Incentive Plan (the “Plan”) is to assist the Company and its Subsidiaries in attracting and retaining valued Employees, Consultants and Non-Employee Directors by offering them a greater stake in the Company’s success and a closer identity with it, and to encourage ownership of the Company’s shares by such Employees, Consultants and Non-Employee Directors.

Section 2.         Definitions.

As used herein, the following definitions shall apply:

2.1.             “Award” means the grant of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Stock, Performance Stock Units and Other Stock-Based Awards under the Plan.

2.2.             “Award Agreement” means the written agreement, instrument or document evidencing an Award.

2.3.             “Board” means the Board of Directors of the Company.

2.4.             “Capital Stock” means: (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

2.5.             “Cause” means,

(a)             if the applicable Participant is party to an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and such term is defined therein, “Cause” shall have the meaning provided in such agreement;

(b)             if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary or if no definition of “Cause” is set forth in the applicable employment, consulting, severance or similar agreement, “Cause” shall have the meaning provided in the applicable Award Agreement;

(c)             if neither clause (a) nor clause (b) applies, then “Cause” shall mean (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) failing to follow the lawful directions of superiors or the Board or the written policies and practices of the Company or any Subsidiary; (iii) the commission of a felony or a crime involving any of the following: moral turpitude, dishonesty, breach of trust or unethical business conduct; or the commission of any crime involving the Company or any Subsidiary; (iv) fraud, misappropriation or embezzlement; (v) a material breach of the Participant’s employment or service agreement (if any) with the Company or any Subsidiary, whether or not such breach results in the termination of the Participant’s employment or other service; (vi) acts or omissions constituting a material failure to perform substantially and adequately the duties assigned to the Participant that are consistent with the Participant’s position(s); (vii) any illegal act detrimental to the Company or any Subsidiary; (viii) repeated failure to devote substantially all of the Participant’s business time and efforts to the Company or any Subsidiary if required by the Participant’s employment or service agreement; or (ix) the Participant’s abuse of illegal drugs or other controlled substances or the Participant’s habitual intoxication while providing services to the Company or any Subsidiary.

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2.6.             “Change in Control” means, unless otherwise provided in an Award Agreement, after the Effective Date:

(a)             the acquisition in one or more transactions (whether by purchase, merger, amalgamation or otherwise) by any “Person” (for purposes of this Section 2.6, as such term is used for purposes of Section 13(d) or Section 14(d) of the Exchange Act), but excluding, for this purpose, (i) the Company and the Subsidiaries, (ii) any employee benefit plan of the Company or any Subsidiary, and (iii) an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company) of “Beneficial Ownership” (within the meaning of Rule 13d-3 under the Exchange Act), of more than fifty percent (50%) of the combined voting power of the Company’s then outstanding voting securities (the “Voting Securities”);

(b)             a change in the composition of the Board such that the individuals who as of any date constitute the Board (the “Incumbent Board”) cease to constitute a majority of the Board at any time during the 24-month period immediately following such date; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board, and provided further that any reductions in the size of the Board that are instituted voluntarily by the Incumbent Board shall not constitute a Change in Control, and after any such reduction the “Incumbent Board” shall mean the Board as so reduced;

(c)             a complete liquidation or dissolution or winding up of the Company (other than pursuant to a transaction in which the assets of the Company are distributed to an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company); or

(d)             the sale, directly or indirectly, of all or substantially all of the Company’s assets (determined on a consolidated basis), other than to a Person described in clauses (i), (ii) or (iii) of Section 2.6(a) above.

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Notwithstanding the foregoing, a restructuring, reorganization or similar or analogous event in which the stockholders of the Company immediately before such event have “Beneficial Ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of the Company, or of the resulting entity, immediately after such event in substantially the same proportions as their ownership of Shares of the Company immediately before such event shall not constitute a Change in Control. Additionally, notwithstanding anything to the contrary, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the regulations thereunder (“Code Section 409A”), an event shall not be considered a “Change in Control” for purposes of payment or settlement of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Code Section 409A.

2.7.             “Code” means the Internal Revenue Code of 1986, as amended.

2.8.             “Company” means Concentra Group Holdings Parent, Inc., a Delaware corporation, or any successor corporation or company.

2.9.             “Committee” means the Compensation Committee of the Board, provided that the Committee shall at all times have at least two members, each of whom shall be a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and an “independent director” under the rules of any applicable stock exchange.

2.10.           “Consultant” means a natural person (within the meaning of Form S-8 of the Securities Act) who provides bona fide services to the Company or any Subsidiary other than in connection with the offer or sale of Shares or other securities or shares in a capital-raising transaction and is not engaged in activities that directly or indirectly promote or maintain a market for the Shares or other securities of the Company.

2.11.           “Disability” means,

(a)             if the applicable Participant is party to an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and such term is defined therein, “Disability” shall have the meaning provided in such agreement;

(b)             if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary or if no definition of “Disability” is set forth in the applicable employment, consulting, severance or similar agreement, “Disability” shall have the meaning provided in the applicable Award Agreement;

(c)             if neither clause (a) nor clause (b) applies, then “Disability” shall mean that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.12.           “Effective Date” means the date that the Plan is approved by the stockholders of the Company.

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2.13.           “Employee” means an officer or other employee of the Company or a Subsidiary, including without limitation a director who is also such an employee.

2.14.             “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.15.             “Fair Market Value” means, on any given date (i) if the Shares are listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange (“NYSE”), the closing sales price for such Shares as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable (or, if no closing sales price was reported on that date, on the last trading date such closing sales price was reported); (ii) if clause (i) does not apply, then if the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the mean between the high bid and low asked prices for the Shares on the day of determination (or, if no bids and asks were reported on that date, on the last trading date such bids and asks were reported); or (iii) if neither clause (i) nor clause (ii) applies, such value as the Committee in its discretion may in good faith determine in accordance with Code Section 409A (and, with respect to Incentive Stock Options, in accordance with Section 422 of the Code and the regulations thereunder).

2.16.             “Incentive Stock Option” means an Option or portion thereof intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option, and which in fact meets such requirements of Section 422 of the Code.

2.17.             “Incumbent Director” means a director who either (1) is a member of the Board as of the Effective Date or (2) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination.

2.18.             “Non-Employee Director” means a member of the Board or a member of the board of directors of a Subsidiary, in any case, who is not an Employee.

2.19.             “Non-Qualified Option” means an Option or portion thereof that is designated as not being an Incentive Stock Option or that does not otherwise qualify as an Incentive Stock Option.

2.20.             “Option” means a right granted under Section 6.1 of the Plan to purchase a specified number of Shares at a specified price. An Option may be an Incentive Stock Option or a Non-Qualified Option; provided, however, that unless otherwise explicitly stated in an Award Agreement, each Option is hereby designated as a Non-Qualified Option.

2.21.             “Other Stock-Based Award” means a right granted under Section 6.7 of the Plan.

2.22.             “Participant” means any Employee, Non-Employee Director or Consultant who receives an Award.

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2.23.             “Performance Goals” means any goals established by the Committee in its sole discretion upon which the vesting, earning and/or settlement of any Award may be conditioned. Performance Goals may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or a Subsidiary, division, department or function within the Company or a Subsidiary. Performance Goals may be measured on an absolute or relative basis. Relative performance may be measured, for example, by a group of peer companies or by a financial market index. Performance Goals may include, but are not limited to: specified levels of or increases in return on capital, equity or assets; earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including without limitation diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes (EBIT) and earnings before interest, taxes, depreciation and amortization (EBITDA); revenue or revenue growth; net economic profit (which is operating earnings minus a charge to capital); net income; operating income; sales; sales growth; gross margin; direct margin; share price (including but not limited to growth measures and total stockholder return), operating profit; per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital); inventory turns; financial return ratios; balance sheet measurements such as receivable turnover; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; debt reduction; strategic innovation, including but not limited to entering into, substantially completing, or receiving payments under, relating to, or deriving from a joint development agreement, licensing agreement, or similar agreement; customer or employee satisfaction; individual objectives; operating efficiency; implementation or completion of critical projects or related milestones; partnering or similar transactions; and any combination of any of the foregoing criteria. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or a Subsidiary, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee may modify such Performance Goals and/or the related minimum, target, maximum and/or other acceptable levels of achievement, in whole or in part, as the Committee deems appropriate and equitable.

2.24.             “Performance Period” means the period selected by the Committee during which performance is measured for the purpose of determining the extent to which a Performance Goal has been achieved, provided that the Performance Period shall not be less than one year.

2.25.             “Performance Stock” means Shares awarded by the Committee under Section 6.6 of the Plan that are subject to Performance Goals.

2.26.             “Performance Stock Unit” means the right granted under Section 6.5 of the Plan to receive, on the date of settlement, one Share or an amount equal to the Fair Market Value of one Share, which right is subject to Performance Goals. Performance Stock Units may be settled in cash, Shares or any combination thereof; provided, however, that unless otherwise provided in an Award Agreement, Performance Stock Units shall be settled in Shares.

2.27.             “Person” means an individual, corporation, partnership, association, limited liability company, estate or other entity.

2.28.             “Restricted Stock” means a Share awarded by the Committee under Section 6.3 of the Plan.

2.29.             “Restricted Stock Unit” means the right granted under Section 6.4 of the Plan to receive, on the date of settlement, one Share or an amount equal to the Fair Market Value of one Share. An Award of Restricted Stock Units may be settled in cash, Shares or any combination of the foregoing; provided, however, that unless otherwise provided in an Award Agreement, Restricted Stock Units shall be settled in Shares.

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2.30.             “Restriction Period” means the period during which Performance Stock, Performance Stock Units, Restricted Stock and Restricted Stock Units are subject to forfeiture.

2.31.             “SAR” means a stock appreciation right awarded by the Committee under Section 6.2 of the Plan.

2.32.             “Securities Act” means the Securities Act of 1933, as amended.

2.33.             “Share” means one share of the Company’s common stock, par value $0.01 per share.

2.34.             “Subsidiary” means any corporation, partnership, joint venture, company or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

2.35.             “Ten Percent Stockholder” means a Person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or a Subsidiary.

Section 3.         Eligibility.

Any Employee, Non-Employee Director or Consultant shall be eligible to be selected to receive an Award under the Plan, as determined in the sole discretion of the Committee; provided, however, that only persons who are Employees that are employed by the Company or a Subsidiary that qualifies as a “subsidiary corporation” of the Company under Section 424(f) of the Code may be granted Incentive Stock Options.

Section 4.         Administration and Implementation of the Plan.

4.1.             The Plan and all Award Agreements shall be administered by the Committee. Any action of the Committee in administering the Plan and an Award Agreement shall be final, conclusive and binding on all Persons, including without limitation the Company, its Subsidiaries, Participants, Persons claiming rights from or through Participants and stockholders of the Company. No member of the Committee (or any person to whom the Committee has delegated authority to act under the Plan) shall be personally liable for any action, determination, or interpretation taken or made in good faith by the Committee (or such person) with respect to the Plan or any Awards granted hereunder, and all members of the Committee (and such persons to whom the Committee has delegated authority to act under the Plan) shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation to the fullest extent permitted by law, the Certificate of Incorporation and the by-laws of the Company.

4.2.             Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion to (i) select the Employees, Non-Employee Directors and Consultants who will receive Awards pursuant to the Plan; provided that Awards granted to non-employee members of the Board shall be subject to ratification by the full Board; (ii) determine the type or types of Awards to be granted to each Participant; (iii) determine the number of Shares to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to vesting, Performance Goals relating to an Award, transferability or forfeiture, exercisability or settlement of an Award, waivers or accelerations thereof, and waivers of or modifications to Performance Goals relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (iv) determine the exercise price or purchase price (if any) of an Award; (v) determine whether, to what extent, and under what circumstances an Award may be cancelled, forfeited, or surrendered; (vi) determine whether (and, if necessary, certify that) Performance Goals to which an Award is subject are satisfied; (vii) determine whether Participants will be permitted to defer the settlement of certain Awards; (viii) correct any defect or supply any omission or reconcile any inconsistency in the Plan and Award Agreements, and adopt, amend and rescind such rules, regulations, guidelines, forms of agreements and instruments relating to the Plan and Award Agreements as it may deem necessary or advisable; (ix) construe and interpret the Plan and Award Agreements; and (x) make all other determinations as it may deem necessary or advisable for the administration of the Plan and Award Agreements. Notwithstanding anything in the Plan or an Award Agreement to the contrary, no Option or SAR may be repriced, replaced or regranted through cancellation, nor may any underwater Option or underwater SAR be repurchased for cash or exchanged for another Award, in any case, without the approval of the stockholders of the Company, provided that nothing herein shall prevent the Committee from taking any action provided for in Sections 7 or 8 (with no stockholder approval required for any action permitted by Sections 7 or 8).

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4.3.             To the extent permitted by applicable law and the Company’s by-laws, the Committee may delegate some or all of its authority with respect to the Plan and Awards to any executive officer of the Company or any other person or persons designated by the Committee, in each case, acting individually or as a committee, provided that the Committee may not delegate its authority hereunder to any person to make Awards to (a) Employees who are (i) subject to the requirements of Rule 16b-3 of the Exchange Act or (ii) officers or other Employees who are delegated authority by the Committee pursuant to this Section 4.3 or (b) members of the Board. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter in its sole discretion. The Committee may at any time rescind the authority delegated to any person pursuant to this Section 4.3. Any action undertaken by any such person or persons in accordance with the Committee’s delegation of authority pursuant to this Section 4.3 shall have the same force and effect as if undertaken directly by the Committee.

4.4.             Notwithstanding any other provision to the contrary, Awards granted to non-employee members of the Board shall be administered by the full Board, and any authority reserved under the Plan for the Committee with regard to Awards granted to non-employee members of the Board shall be exercised by the full Board.

Section 5.         Shares Subject to the Plan.

5.1.             Subject to adjustment as provided in Section 8 hereof and this Section 5, not more than 5,925,000 Shares may be delivered, in the aggregate, pursuant to the Plan on or after the Effective Date with respect to Awards (the “Share Reserve”). No more than 5,925,000 Shares issued under the Plan may be issued pursuant to the exercise of Incentive Stock Options. The Shares issued under the Plan may, at the election of the Board, be (i) authorized but previously unissued Shares or (ii) Shares previously issued and outstanding and reacquired by the Company. No individual shall be eligible to receive, in any one calendar year, Awards with respect to more than 2,000,000 Shares (subject to adjustment as provided in Section 8 hereof). Notwithstanding the foregoing, Shares issued under Awards granted in assumption, substitution or exchange for previously granted awards of a company acquired by the Company or any Subsidiary (“Substitute Awards”) shall not reduce the Shares available under the Plan, and to the extent permitted by the rules of the stock exchange on which the Shares are then listed or quoted, shares under a stockholder approved plan of an acquired company (adjusted to reflect the transaction) may be used for Awards under the Plan and do not reduce the Share Reserve. No Non-Employee Director who is a member of the Board may be granted Awards covering more than 50,000 Shares in any one calendar year.

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5.2.             If any Shares subject to an Award under the Plan are forfeited or such Award otherwise terminates for any reason whatsoever without an actual distribution of Shares to the Participant, any Shares counted against the number of Shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, be added back to the Share Reserve and shall again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of Shares relating to any Award to ensure appropriate counting, avoid double counting, provide for adjustments in any case in which the number of Shares actually distributed differs from the number of Shares previously counted in connection with such Award, and if necessary, to comply with applicable law or regulations. In addition, and notwithstanding anything contained herein to the contrary, Shares tendered in payment of the exercise price or withholding taxes with respect to an Award shall not become, or again be, available for Awards under the Plan.

Section 6.         Awards.

Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the settlement or exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including without limitation terms requiring forfeiture of Awards in the event of a termination of the Participant’s employment or other relationship with the Company or any Subsidiary; provided, however, that the Committee shall retain full power to accelerate or waive any such additional term or condition as it may have previously imposed (provided that, in any case, any such action is permitted under Code Section 409A). The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such Performance Goals as may be determined by the Committee. Each Award, and the terms and conditions applicable thereto, shall be evidenced by an Award Agreement.

6.1.             Options. Options give a Participant the right to purchase a specified number of Shares from the Company for a specified time period at a fixed exercise price, as provided in the applicable Award Agreement. Options may be either Incentive Stock Options or Non-Qualified Options; provided that Incentive Stock Options may be granted only to Employees of the Company or a “subsidiary corporation” (within the meaning of Section 424(f) of the Code) of the Company. The grant of Options shall be subject to the following terms and conditions:

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(a)             Exercise Price. The price per Share at which Shares may be purchased upon exercise of an Option shall be determined by the Committee and specified in the Award Agreement, but shall be not less than the Fair Market Value of one Share on the date of grant (or 110% of the Fair Market Value of one Share on the date of grant in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) unless otherwise determined by the Committee.

(b)             Term of Options. The term of an Option shall be specified in the Award Agreement, but shall in no event be greater than ten (10) years from the grant date (or five (5) years from the grant date in the case of an Incentive Stock Option granted to a Ten Percent Stockholder).

(c)             Exercise of Option. Each Award Agreement with respect to an Option shall specify the time or times at which an Option may be exercised in whole or in part and the terms and conditions applicable thereto, including without limitation (i) a vesting schedule which may be based upon the passage of time, attainment of Performance Goals or a combination thereof, (ii) whether the exercise price for an Option shall be paid in cash, with Shares, with any combination of cash and Shares, or with other legal consideration that the Committee may deem appropriate and to the extent permitted by applicable law, (iii) the methods of payment, which may include payment through cashless and net exercise arrangements, to the extent permitted by applicable law and (iv) the methods by which, or the time or times at which, Shares will be delivered or deemed to be delivered to Participants upon the exercise of such Option. Payment of the exercise price shall in all events be made within three days after the date of exercise of an Option. With respect to any Participant who is subject to Section 16 of the Exchange Act, as a method of paying the exercise price of an Option, such Participant may direct the Company to reduce the number of Shares that would otherwise be deliverable upon the exercise of such Option by the number of Shares having a Fair Market Value on the date of exercise equal to the exercise price of the portion of the Option then being exercised.

(d)             Termination of Employment or Other Service. Unless otherwise determined by the Committee or otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and except as otherwise provided in Section 7.2 hereof, upon a termination of the Participant’s employment or other service with the Company and the Subsidiaries for any reason other than for Cause, the unvested portion of such Participant’s Options shall cease to vest and shall be forfeited (with no compensation or other payment due to the Participant or any other Person) and the vested portion of such Participant’s Options shall remain exercisable by the Participant or the Participant’s beneficiary or legal representative, as the case may be, for a period of (i) 90 days in the event of a termination by the Company or a Subsidiary without Cause, (ii) one year in the event of a termination due to death or Disability and (iii) 90 days in the event of the Participant’s resignation; provided, however, that in no event shall any Option be exercisable after its stated term has expired. Upon a termination of a Participant’s employment or other service by the Company or a Subsidiary for Cause, all of such Participant’s Options, including those that are vested, shall be immediately forfeited (with no compensation or other payment due to the Participant or any other Person).

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(e)             Incentive Stock Options. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a “disqualifying disposition” (as defined in Section 421(b) of the Code) of any Shares acquired pursuant to the exercise of such Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of any period during which a disqualifying disposition could occur, subject to complying with any instructions from such Participant as to the sale of such Shares. The aggregate Fair Market Value, determined as of the date of grant, for Awards granted under the Plan (or any other stock or share option plan required to be taken into account under Section 422(d) of the Code) that are intended to be Incentive Stock Options which are first exercisable by the Participant during any calendar year shall not exceed $100,000. To the extent an Award purporting to be an Incentive Stock Option exceeds the limitation in the previous sentence or does not otherwise qualify as an Incentive Stock Option, the portion of the Award in excess of such limit or that does not so qualify shall be a Non-Qualified Option.

(f)             No Dividend Equivalent Rights. No Participant shall be entitled to dividend equivalent rights or payments with respect to any Shares underlying the Participant’s Options.

6.2.             Stock Appreciation Rights. A SAR shall confer on the Participant a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the SAR as determined by the Committee, but which may never be less than the Fair Market Value of one Share on the date of grant unless otherwise determined by the Committee. No payment from the Participant shall be required to exercise a SAR. The grant of SARs shall be subject to the following terms and conditions:

(a)             General. Each Award Agreement with respect to a SAR shall specify the number of SARs granted, the grant price of the SAR, the time or times at which the SAR may be exercised in whole or in part (including without limitation vesting upon the passage of time, the attainment of Performance Goals or a combination thereof), the method of exercise, the method of settlement (in cash, Shares or a combination thereof), the method by which Shares will be delivered or deemed to be delivered to Participants (if applicable) and any other terms and conditions of the SAR.

(b)             Termination of Employment or Other Service. Unless otherwise determined by the Committee or otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and except as otherwise provided in Section 7.2 hereof, upon a termination of the Participant’s employment or other service with the Company and the Subsidiaries for any reason other than for Cause, the unvested portion of such Participant’s SARs shall cease to vest and shall be forfeited (with no compensation or other payment due to the Participant or any other Person) and the vested portion of such Participant’s SARs shall remain exercisable by the Participant or the Participant’s beneficiary or legal representative, as the case may be, for a period of (i) 90 days in the event of a termination by the Company or a Subsidiary without Cause, (ii) one year in the event of a termination due to death or Disability and (iii) 90 days in the event of the Participant’s resignation; provided, however, that in no event shall any SAR be exercisable after its stated term has expired. Upon a termination of a Participant’s employment or other service by the Company or a Subsidiary for Cause, all of such Participant’s SARs, including those that are vested, shall be immediately forfeited (with no compensation or other payment due to the Participant or any other Person).

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(c)             Term. The term of a SAR shall be specified in the Award Agreement, but shall in no event be greater than ten years from the grant date.

(d)             No Dividend Equivalent Rights. No Participant shall be entitled to dividend equivalent rights or payments with respect to any Shares underlying the Participant’s SARs.

6.3.             Restricted Stock. An Award of Restricted Stock is a grant by the Company of a specified number of Shares to the Participant, which Shares are subject to forfeiture upon the happening of specified events during the Restriction Period. Such an Award shall be subject to the following terms and conditions:

(a)             General. Each Award Agreement with respect to Restricted Stock shall specify the duration of the Restriction Period and/or each installment thereof, the conditions under which the Restricted Stock may be forfeited to the Company, and the amount, if any, the Participant must pay to receive the Restricted Stock. Such restrictions may include a vesting schedule based upon the passage of time.

(b)             Transferability. During the Restriction Period, the transferability of Restricted Stock shall be prohibited or restricted in the manner and to the extent prescribed in the applicable Award Agreement. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee.

(c)             Stockholder Rights. Unless otherwise provided in the applicable Award Agreement, during the Restriction Period the Participant shall have all the rights of a stockholder with respect to Restricted Stock, including, without limitation, the right to receive dividends thereon (whether in cash or Shares) and to vote such Shares of Restricted Stock in accordance with the Company’s by-laws. Dividends may, in the discretion of the Committee, be paid currently or subject to the same restrictions as the underlying Restricted Stock (and the Committee may, in its sole discretion, withhold any cash dividends paid on Restricted Stock until the restrictions applicable to such Restricted Stock have lapsed); provided, however, that dividends paid on unvested Restricted Stock that is subject to Performance Goals shall not be paid or released unless and until the applicable Performance Goals have been achieved.

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(d)             Termination of Employment or Other Service. Unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and except as otherwise provided in Section 7.2 hereof, upon a termination of the Participant’s employment or other service with the Company and the Subsidiaries for any reason, the unvested portion of each Award of Restricted Stock granted to such Participant shall be forfeited with no compensation or other payment due to the Participant or any other Person.

(e)             Additional Matters. Upon the Award of Restricted Stock, the Committee may direct the number of Shares subject to such Award be issued to the Participant or placed in a restricted stock account (including without limitation an electronic account) with the transfer agent and in either case designating the Participant as the registered owner. The certificate(s), if any, representing such Shares shall be physically or electronically legended, as applicable, as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and, if issued to the Participant, returned to the Company to be held in escrow during the Restriction Period. In all cases, the Participant shall sign a stock power or share transfer form (as appropriate) endorsed in blank to the Company to be held in escrow during the Restriction Period.

6.4.             Restricted Stock Units. Restricted Stock Units are solely a device for the measurement and determination of the amounts to be paid to a Participant under the Plan. Restricted Stock Units do not constitute Shares and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The right of any Participant in respect of an Award of Restricted Stock Units shall be no greater than the right of any unsecured general creditor of the Company. The grant of Restricted Stock Units shall be subject to the following terms and conditions:

(a)             Restriction Period. Each Award Agreement with respect to Restricted Stock Units shall specify the duration of the Restriction Period, if any, and/or each installment thereof and the conditions under which such Award may be forfeited to the Company. Such restrictions may include a vesting schedule based upon the passage of time.

(b)             Termination of Employment or Other Service. Unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and except as otherwise provided in Section 7.2 hereof, upon a termination of the Participant’s employment or other service with the Company and the Subsidiaries for any reason, the unvested portion of each Award of Restricted Stock Units credited to such Participant shall be forfeited with no compensation or other payment due to the Participant or any other Person.

(c)             Settlement. Unless otherwise provided in an Award Agreement, (i) an Award of Restricted Stock Units shall be settled in Shares, provided that any fractional Restricted Stock Units shall be settled in cash and (ii) subject to the Participant’s continued employment or other service with the Company or a Subsidiary from the date of grant through the expiration of the Restriction Period (or applicable portion thereof), the vested portion of an Award of Restricted Stock Units shall be settled within 60 days after the expiration of the Restriction Period (or applicable portion thereof) unless otherwise determined by the Committee.

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(d)             Stockholder Rights. Nothing contained in the Plan shall be construed to give any Participant rights as a stockholder with respect to an Award of Restricted Stock Units (including, without limitation, any voting, dividend or derivative or other similar rights). Notwithstanding the foregoing, the Committee may provide in an Award Agreement that amounts equal to any dividends declared during the Restriction Period or deferral period on the Shares represented by an Award of Restricted Stock Units will be credited to the Participant’s account and settled in Shares at the same time (and subject to the same forfeiture restrictions) as the Restricted Stock Units to which such dividend equivalents relate (with the number of Shares released in payment of such dividend equivalents to equal the amount of dividend equivalents then being settled, divided by the Fair Market Value of one Share on the settlement date of such dividend equivalents).

6.5.             Performance Stock Units. Performance Stock Units are solely a device for the measurement and determination of the amounts to be paid to a Participant under the Plan. Performance Stock Units do not constitute Shares and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The right of any Participant in respect of an Award of Performance Stock Units shall be no greater than the right of any unsecured general creditor of the Company. The grant of Performance Stock Units shall be subject to the following terms and conditions:

(a)             Restriction Period. Each Award Agreement with respect to Performance Stock Units shall specify the duration of the Performance Period and the Restriction Period, if any, and/or each installment thereof, the Performance Goals applicable to the Performance Stock Units and the conditions under which the Performance Stock Units may be forfeited to the Company. Such restrictions shall include a vesting schedule based on the attainment of one or more Performance Goals and, if applicable, the passage of time.

(b)             Termination of Employment or Other Service. Unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and except as otherwise provided in Section 7.2 hereof, upon a termination of the Participant’s employment or other service with the Company and the Subsidiaries for any reason, the unvested portion of each Award of Performance Stock Units credited to such Participant shall be forfeited with no compensation or other payment due to the Participant or any other Person.

(c)             Settlement. Unless otherwise provided in an Award Agreement, (i) an Award of Performance Stock Units shall be settled in Shares, provided that any fractional Performance Stock Units shall be settled in cash and (ii) subject to the Participant’s continued employment or other service with the Company or a Subsidiary from the grant date through the expiration of the Restriction Period (or applicable portion thereof), the vested portion of an Award of Performance Stock Units shall be settled within 60 days after the expiration of the Restriction Period (or applicable portion thereof) unless otherwise determined by the Committee.

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(d)             Stockholder Rights. Nothing contained in the Plan shall be construed to give any Participant rights as a stockholder with respect to an Award of Performance Stock Units (including, without limitation, any voting, dividend or derivative or other similar rights). Notwithstanding the foregoing, the Committee may provide in an Award Agreement that amounts equal to any dividends declared by the Company during the Restriction Period on the Shares represented by an Award of Performance Stock Units will be credited to the Participant’s account and settled in cash or Shares at the same or a different time (and subject to the same or different or no forfeiture restrictions, but always subject to the same Performance Goals) as the Performance Stock Units to which such dividend equivalents relate (with the number of Shares released in payment of such dividend equivalents to equal the amount of dividend equivalents then being settled, divided by the Fair Market Value of one Share on the settlement date of such dividend equivalents).

6.6.             Performance Stock. An Award of Performance Stock is a grant by the Company of a specified number of Shares to the Participant, which Shares are conditional on the achievement of Performance Goals during the Performance Period and subject to forfeiture upon the happening of specified events during the Restriction Period. An Award of Performance Stock shall be subject to the following terms and conditions.

(a)             General. Each Award Agreement with respect to Performance Stock shall specify the duration of the Performance Period and the Restriction Period, if any, and/or each installment thereof, the Performance Goals applicable to the Performance Stock and the conditions under which the Performance Stock may be forfeited to the Company, and the amount, if any, the Participant must pay to receive the Performance Stock.

(b)             Transferability. During the Restriction Period, if any, the transferability of Performance Stock shall be prohibited or restricted in the manner and to the extent prescribed in the applicable Award Agreement. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Performance Stock to a continuing substantial risk of forfeiture in the hands of any transferee.

(c)             Stockholder Rights. Unless otherwise provided in the applicable Award Agreement, during the Restriction Period the Participant shall have all the rights of a stockholder with respect to Performance Stock, including, without limitation, the right to receive dividends thereon (whether in cash or Shares), but only to the extent that Performance Stock vests based on the achievement of Performance Goals, and to vote such shares of Performance Stock. Dividends shall be subject to the same restrictions (and Performance Goals) as the underlying Performance Stock and the Committee shall withhold any cash dividends paid on Performance Stock until the Performance Goals are achieved and restrictions applicable to such Performance Stock have lapsed.

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(d)             Termination of Employment or Other Service. Unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, and except as otherwise provided in Section 7.2 hereof, upon a termination of the Participant’s employment or other service with the Company and the Subsidiaries for any reason, the unvested portion of each Award of Performance Stock granted to such Participant shall be forfeited with no compensation or other payment due to the Participant or any other Person.

6.7.             Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants any type of Award (in addition to those Awards provided in Sections 6.1, 6.2, 6.3, 6.4, 6.5 and 6.6 hereof) that is payable in, or valued in whole or in part by reference to, Shares, and that is deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, fully vested Shares and dividend equivalents.

6.8.             Minimum Vesting Period. Notwithstanding anything to the contrary in the Plan, the minimum vesting schedule applicable to Awards shall provide for vesting over a service period of not less than one (1) year, with vesting only permitted on or following the one (1) year anniversary of the grant date; provided that (i) such limitation shall not apply to Awards granted for up to an aggregate of five percent (5%) of the maximum number of Shares that may be issued under this Plan and (ii) the Committee may, in its sole discretion, accelerate the vesting of Awards subject to such limitation upon a termination of a Participant’s employment or other service with the Company or a Subsidiary without Cause, a resignation of a Participant’s employment with the Company or a Subsidiary by the Participant with good reason, a termination of a Participant’s employment or other service with the Company or a Subsidiary as the result of the Participant’s Disability, a termination of a Participant’s employment or other service with the Company or a Subsidiary as the result of the Participant’s death, or in the event of a Change in Control.

Section 7.         Change in Control.

7.1.             General. Unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, a Change in Control shall not, in and of itself, accelerate the vesting, settlement or exercisability of outstanding Awards. Notwithstanding the foregoing and unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, if (i) the successor corporation or company (or its direct or indirect parent) does not agree to assume an outstanding Award or does not agree to substitute or replace such Award with an award involving the ordinary equity securities of such successor corporation or company (or its direct or indirect parent) on terms and conditions necessary to preserve the rights of the applicable Participant with respect to such Award, (ii) the securities of the Company or the successor corporation or company (or its direct or indirect parent) will not be publicly traded on a U.S. securities exchange immediately following such Change in Control or (iii) the Change in Control is not approved by a majority of the Incumbent Directors immediately prior to such Change in Control, then the Committee, in its sole discretion, may take one or more of the following actions with respect to all, some or any such Awards: (a) accelerate the vesting and, if applicable, exercisability of such Awards such that the Awards are fully vested and, if applicable, exercisable (effective immediately prior to such Change in Control); (b) with respect to any Awards that do not constitute “non-qualified deferred compensation” within the meaning of Code Section 409A, accelerate the settlement of such Awards upon such Change in Control; (c) with respect to Awards that constitute “non-qualified deferred compensation” within the meaning of Code Section 409A, terminate all such Awards and settle all such Awards for a cash payment equal to the Fair Market Value of the Shares underlying such Awards less the amount the Participant is required to pay for such Shares, if any, provided that (I) such Change in Control satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5)(v), (vi) or (vii) and (II) all other arrangements that would be aggregated with such Awards under Code Section 409A are terminated and liquidated within 30 days before or 12 months after such Change in Control; (d) cancel outstanding Options or SARs in exchange for a cash payment in an amount equal to the excess, if any, of the Fair Market Value of the Shares underlying the unexercised portion of the Option or SAR as of the date of the Change in Control over the exercise price or grant price, as the case may be, of such portion, provided that any Option or SAR with a per Share exercise price or grant price, as the case may be, that equals or exceeds the Fair Market Value of one Share on the date of the Change in Control shall be cancelled with no payment due the Participant and without such Participant’s consent and (e) take such other actions as the Committee deems appropriate. If any action is taken with respect to any Award under items (a) through (e) of this Section 7.1 and such Award is subject to Performance Goals, such Performance Goals shall be deemed satisfied based on the actual level of achievement of the applicable Performance Goals through the date of the Change in Control or, if determined by the Committee in its sole discretion prior to such Change in Control, using the applicable target level of achievement rather than such actual level of achievement. The judgment of the Committee with respect to any matter referred to in this Section 7.1 shall be conclusive and binding upon each Participant without the need for any amendment to the Plan or any Award or Award Agreement. Notwithstanding the foregoing, no Award that constitutes “non-qualified deferred compensation” (within the meaning of Code Section 409A) shall be payable upon the occurrence of a Change in Control unless such Change in Control satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5).

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7.2.             Termination Following a Change in Control. Notwithstanding anything contained in the Plan to the contrary, unless otherwise provided in an Award Agreement or an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, in the event that Awards under the Plan are assumed in connection with a Change in Control or are substituted with new awards, in either case, pursuant to Section 7.1 above, and a Participant’s employment or other service with the Company or a Subsidiary is terminated by the Company or such Subsidiary without Cause or due to Disability or as the result of the Participant’s death, in any case, within 24 months following a Change in Control, then (i) the unvested portion of such Participant’s Awards (including, without limitation, any awards received in substitution of an Award) shall vest in full (with any applicable Performance Goals being deemed to have been achieved at target or, if greater, actual levels of performance), (ii) Awards of Options and SARs (including, without limitation, options and stock or share appreciation rights received in substitution of an Award) shall remain exercisable by the Participant or the Participant’s beneficiary or legal representative, as the case may be, for a period of one year thereafter (but not beyond the stated term of such Option or SAR or such substituted option or appreciation right), (iii) all Restricted Stock Units and Performance Stock Units (including, without limitation, restricted stock units and performance stock units received in substitution of an Award) shall be settled within 30 days after such termination and (iv) all Other Stock-Based Awards (including, without limitation, any received in substitution of an Award) shall be settled within 30 days after such termination; provided, however, that with respect to clauses (iii) and (iv), if settlement of any such Award (including, without limitation, any award received in substitution of such Award) on the date described in this Section 7.2 would violate Code Section 409A, then such Award (including, without limitation, any award received in substitution of such Award) instead shall be settled in full at the time it otherwise would have been settled in connection with a termination of employment or service without Cause or due to death or Disability, as applicable. At the time of the grant of an Award, the Committee may choose to not apply this Section 7.2 with respect to such Award (as set forth in the applicable Award Agreement).

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Section 8.         Adjustments upon Changes in Capitalization.

8.1.             In order to prevent dilution or enlargement of the rights of Participants under the Plan as a result of any dividend payable in Shares, recapitalization, forward share split or reverse share split, reorganization, division, merger, consolidation, amalgamation, spin-off, extraordinary cash dividend or other similar or analogous corporate transaction or event that affects the Shares, the Committee may adjust (i) the number and/or kind of Shares which may thereafter be issued in connection with Awards, (ii) the number and/or kind of Shares issuable in respect of outstanding Awards, (iii) the aggregate number and/or kind of Shares available under the Plan (including without limitation any of the specific limitations under Section 5 hereof), and (iv) the exercise or grant price relating to any Award. Any such adjustment shall be made in an equitable manner which reflects the effect of such transaction or event. It is provided, however, that in the case of any such transaction or event, the Committee may make any additional adjustments to the items in (i) through (iv) above which it deems appropriate in the circumstances, or make provision for a cash payment with respect to any outstanding Award.

8.2.             In addition to the adjustments described in Section 8.1 above, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, including without limitation any Performance Goals, in recognition of unusual or nonrecurring events affecting the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles (including, without limitation, (a) asset write-downs; (b) significant litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting standards or principles, or other laws or regulatory rules affecting reporting results; (d) any reorganization and/or restructuring programs or change in the corporate structure or capital structure of the Company or a Subsidiary; (e) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year or period; (f) acquisitions or divestitures; (g) any other specific unusual or nonrecurring events or objectively determinable category thereof; (h) foreign exchange gains and losses; and (i) a change in the Company’s fiscal year).

8.3.             If both Sections 7 and 8 could apply to a transaction or event described in Section 8.1, then Section 7 shall control.

Section 9.         Termination and Amendment.

9.1.             Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of the Company’s stockholders or Participants, except that any such amendment or alteration shall be subject to the approval of the Company’s stockholders if (i) such action would increase the number of Shares subject to the Plan (other than in connection with adjustments under Section 8.1), (ii) such action would decrease the price at which Awards may be granted, or (iii) such stockholder approval is required by any applicable federal, state or foreign law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit such other changes to the Plan to the Company’s stockholders for approval; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any outstanding Award unless such amendment, alteration, suspension, discontinuation or termination is required by law or the rules of any applicable securities exchange.

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9.2.             The Committee may waive any condition or right under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under such Award unless such amendment, alteration, suspension, discontinuation or termination is required by law or the rules of any applicable securities exchange.

9.3.             Notwithstanding anything in Section 8 or this Section 9 to the contrary, any Performance Goal applicable to an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee’s assessment of the Company’s strategy, performance of comparable companies, and other circumstances.

9.4.             For the avoidance of doubt, any power reserved to the Committee under Section 7 or Section 8 may be taken by the Committee without the consent of any Participant or any other Person.

9.5.             No Repricing. Notwithstanding anything in the Plan or an Award Agreement to the contrary, no Option or SAR may be repriced, replaced or regranted through cancellation, nor may any underwater Option or underwater SAR be repurchased for cash or exchanged for another Award, in any case, without the approval of the stockholders of the Company, provided that nothing herein shall prevent the Committee from taking any action provided for in Sections 7 or 8 (with no stockholder approval required for any action permitted by Sections 7 or 8).

Section 10.       No Right to Award, Employment or Service.

No Employee, Consultant or Non-Employee Director shall have any claim to be granted any Award under the Plan, and there is no obligation that the terms of Awards be uniform or consistent among Participants. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or any Subsidiary. For purposes of the Plan, a transfer of employment or service between the Company and any Subsidiary shall not be deemed a termination of employment or service; provided, however, except with respect to Awards under the Plan that constitute “nonqualified deferred compensation” for purposes of Code Section 409A, that individuals employed by, or otherwise providing services to, an entity that ceases to be a Subsidiary shall be deemed to have incurred a termination of employment or service, as the case may be, as of the date such entity ceases to be a Subsidiary unless such individual becomes an employee of, or service provider to, the Company or another Subsidiary as of the date of such cessation, except with respect to Awards under the Plan that constitute “nonqualified deferred compensation” for purposes of Code Section 409A. A change in status from Employee to Consultant shall be deemed to be a termination of employment, unless otherwise determined by the Committee. The Committee may adopt rules and make determinations on how a leave of absence will impact an Award, including, without limitation, tolling the vesting schedule or treating such leave of absence as a termination of employment or other service.

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Section 11.       Taxes.

Each Participant must make appropriate arrangement for the payment of any taxes relating to an Award granted hereunder. The Company or any Subsidiary is authorized to withhold from any payment relating to an Award under the Plan, including without limitation from a distribution of Shares, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award (including without limitation withholding from any payroll or other payment due to a Participant). This authority shall include the ability to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations. With respect to any Participant who is subject to Section 16 of the Exchange Act, in order to pay the withholding taxes related to an Award, such Participant may direct the Company to reduce the number of Shares that would otherwise be deliverable upon the exercise, settlement or vesting of such Award having a Fair Market Value on the date of exercise, settlement or vesting (as the case may be) equal to the tax withholding due in connection with such exercise, settlement or vesting (as the case may be). Withholding of taxes in the form of Shares with respect to an Award shall not occur at a rate that exceeds the minimum required statutory federal and state withholding rates.

Section 12.       Limits on Transferability; Beneficiaries.

No Award or other right or interest of a Participant under the Plan shall be (i) pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company or any Subsidiary, or (ii) assigned or transferred by such Participant other than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or (with respect to Awards other than Incentive Stock Options) the Participant’s guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Non-Qualified Options, SARs, Performance Stock and Restricted Stock be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners (any vesting conditions shall be unaffected by such transfer). The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a Person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other Person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

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Section 13.       Foreign Nationals.

Without amending the Plan, Awards may be granted to Employees, Consultants and Non-Employee Directors who are foreign nationals or are employed or providing services outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan. Moreover, the Committee may approve such supplements to, or sub-plans, amendments, restatements or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose, provided that no such supplements, sub-plans, amendments, restatements or alternative versions shall include any provisions that are prohibited by the terms of the Plan, as then in effect, unless the Plan could have been amended to eliminate such prohibition without further approval by the stockholders of the Company.

Section 14.       Securities Law Requirements.

14.1.             No Shares may be issued hereunder if the Company shall at any time determine that to do so would (i) violate the listing requirements of an applicable securities or stock exchange, or adversely affect the registration or qualification of the Company’s Shares under any state or federal law, or (ii) require the consent or approval of any regulatory or supervising body or stockholders. In any of the events referred to in clause (i) or clause (ii) above, the issuance of such Shares shall be suspended and shall not be effective unless and until such listing, registration, qualifications, consents or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any Award or any portion of any Award during the period when issuance has been suspended (provided, however, that if permitted under Code Section 409A, the Committee may toll the expiration date of an Award such that it will not terminate during any such period of suspension).

14.2.             The Committee may require, as a condition to the issuance of Shares hereunder, representations, warranties and agreements to the effect that such Shares are being purchased or acquired by the Participant for investment only and without any present intention to sell or otherwise distribute such Shares, and that the Participant will not dispose of such Shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act and the rules and regulations thereunder.

Section 15.       Termination.

Unless earlier terminated, the Plan shall terminate with respect to the grant of new Awards on the earlier of the 10-year anniversary of the Effective Date or the 10-year anniversary of the date the Plan was approved by the Board, and no Awards under the Plan shall thereafter be granted; provided that no such termination shall impact Awards that were granted prior to such termination.

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Section 16.       Fractional Shares.

The Company will not be required to issue any fractional Shares pursuant to the Plan. The Committee may provide for the elimination of fractions or settlement of such fractional Shares in cash, in its sole discretion.

Section 17.       Discretion.

In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the effect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any Employee, any Consultant, any Non-Employee Director, the Company, any Subsidiary, any affiliate, any stockholder or any other Person.

Section 18.       Code Section 409A.

The Plan and all Awards are intended to comply with, or be exempt from, Code Section 409A and all regulations, guidance, compliance programs and other interpretative authority thereunder, and shall be interpreted in a manner consistent therewith. In the event that a Participant is a “specified employee” within the meaning of Code Section 409A, and a payment or benefit provided for under the Plan would be subject to additional tax under Code Section 409A if such payment or benefit is paid within six (6) months after such Participant’s “separation from service” (within the meaning of Code Section 409A), then such payment or benefit shall not be paid (or commence) during the six (6) month period immediately following such Participant’s separation from service except as provided in the immediately following sentence. In such an event, any payments or benefits that would otherwise have been made or provided during such six (6) month period and which would have incurred such additional tax under Code Section 409A shall instead be paid to the Participant in a lump-sum, without interest, on the earlier of (i) the first business day of the seventh month following the month in which such Participant’s separation from service occurs or (ii) the tenth business day following such Participant’s death (but not earlier than if such delay had not applied). A Participant’s right to receive any installment payments under an Award Agreement, including without limitation as the result of any deferral of an Award in accordance with Code Section 409A, shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment as permitted under Code Section 409A. Notwithstanding anything contained in the Plan or in an Award Agreement to the contrary, neither the Company, any member of the Committee nor any Subsidiary shall have any liability or obligation to any Participant or any other Person for taxes, interest, penalties or fines (including without limitation any of the foregoing resulting from the failure of any Award granted hereunder to comply with, or be exempt from, Code Section 409A). Any Award that is to be settled or paid upon a termination of employment or service and that constitutes “non-qualified deferred compensation” under Code Section 409A shall not be paid or settled unless such termination of employment or service constitutes a “separation from service” within the meaning of Code Section 409A.

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Section 19.       Governing Law.

To the extent that federal law does not govern, the validity and construction of the Plan and all Award Agreements entered into pursuant to the Plan shall be construed and enforced in accordance with the laws of the State of Delaware, but without giving effect to the conflict of laws principles thereof.

Section 20.       Recoupment/Share Ownership.

Any Award granted pursuant to the Plan (and all Shares acquired thereunder) shall be subject to mandatory repayment and clawback pursuant to the terms of the compensation recoupment policy adopted by the Company from time to time, and as may otherwise be required by law or the rules of any applicable securities exchange. Additional recoupment and clawback policies may be provided in the Participant’s Award Agreement. In addition, all Awards granted under the Plan (and all Shares acquired thereunder) shall be subject to the holding periods set forth in the Company’s stock ownership guidelines, as in effect from time to time. No recovery of any compensation under a policy as described herein or as required by law will be deemed to be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or a Subsidiary.

Section 21.       Effective Date.

The Plan shall become effective upon the Effective Date, and no Award shall become exercisable, realizable or vested prior to the Effective Date.

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